UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2008

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On September 10, 2008, Atlantic Tele-Network, Inc. (the “Company”) entered into a $150 million credit facility consisting of a $75 million term loan and a $75 million revolving loan (the “Credit Facility”).  The Credit Facility is provided pursuant to a credit agreement between the Company, as Borrower, certain of the Company’s domestic subsidiaries, as Guarantors, CoBank, ACB (“CoBank”), as Administrative Agent, Arranger and Issuing Lender and the Lenders named therein.

The Credit Facility replaces the Company’s prior credit facility provided pursuant to the Amended and Restated Credit Agreement dated as of August 31, 2007 between the Company and CoBank, as Administrative Agent, Arranger and Issuing Lender and the other Lenders referred to therein (the “Prior Credit Agreement”).  The Company received net proceeds of approximately $73.8 million from the new term loan, of which approximately $52.1 million was used to repay the outstanding borrowings, accrued and unpaid interest and prepayment penalties arising under the Prior Credit Agreement, which was terminated.  The Company expects to use the remaining proceeds under the Credit Facility for working capital expenses, capital expenditures, acquisitions and other general corporate purposes.   The Company currently has no borrowings outstanding under the new revolving loan, which includes a $5 million sublimit for the issuance of standby or trade letters of credit.

The term loan has a term of seven years, with a maturity date of September 9, 2015.  The revolving loan has a term of six years, with a maturity date of September 9, 2014.  Amounts borrowed under the Credit Facility bear interest at a rate equal to, at the Company’s option, either (i) the London Interbank Offered Rate (LIBOR) plus an applicable margin ranging between 1.25% to 2.00% or (ii) a base rate plus an applicable margin ranging from 0.0% to 0.5%.  The applicable margin is determined based on the ratio of the Company’s debt less unrestricted cash and cash equivalents to its four quarter trailing EBITDA, as defined in the credit agreement.  The base rate is equal to the higher of either (i) the Wall Street Journal prime rate, as defined in the credit agreement, or (ii) the federal funds rate plus 0.50%.  The Credit Facility also provides that the Company and any of the lenders may agree to enter into an additional term loan of up to $50 million, subject to certain terms and conditions.

All amounts outstanding under the revolving loan will be due and payable upon the earlier of the maturity date or the acceleration of the loan upon an event of default, as described below.  Under the term loan, 1.0% of the amount outstanding will be due and payable each year through 2013, 7.5% of the amount outstanding will be due and payable each year for each of 2014 and 2015 and the remaining balance will be due and payable upon maturity, unless the loan is accelerated upon at event of default.

Certain of the Company’s domestic subsidiaries, including Choice Communications, LLC and the Company’s other principal domestic operating subsidiaries, are guarantors of the Company’s obligations under the Credit Facility.  In addition, the Company’s obligations are secured by (i) a first priority, perfected lien on substantially all the property and assets of the Company and the guarantor subsidiaries, including its principal domestic operating subsidiaries and (ii) a pledge of 100% of the capital stock of certain of the Company’s direct and indirect domestic subsidiaries and 65% of the capital stock of certain of the Company’s foreign subsidiaries, in each case, including the Company’s principal operating subsidiaries.

The Credit Facility contains customary representations, warranties and covenants, including covenants by the Company limiting additional debt, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks and other fundamental changes.  In addition, the Credit Facility contains financial covenants by the Company that (i) impose a maximum ratio of debt less cash and cash equivalents to EBITDA, (ii) require a minimum ratio of EBITDA to cash interest expense and (iii) require a minimum ratio of equity to assets.

The Credit Facility provides for events of default customary for credit facilities of this type, including but not limited to non payment, misrepresentation, breach of covenants and bankruptcy.  Upon an event of  default, the interest rate on all outstanding obligations will be increased and the administrative agent may accelerate payment of all outstanding loans and may terminate the lenders’ commitments.  Upon the occurrence of an event of default relating to insolvency, bankruptcy or receivership, the lender commitments will be automatically terminated and the amounts outstanding under the Credit Facility will become payable immediately.

The foregoing description is only a summary of the provisions of the Credit Facility and is qualified in its entirety by the terms of the credit agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On September 10, 2008, the Company issued a press release announcing that it had entered into the Credit Facility.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 1.02          Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the Company’s repayment of borrowings under, and the termination of, the Prior Credit Agreement are incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Company’s entry into, and borrowings under, the Credit Facility  is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

10.1

Credit Agreement dated as of September 10, 2008 by and between Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, Arranger and Issuing Lender, the Guarantors named therein and the other Lenders named therein.

99.1	Press Release of the Company, dated September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: September 11, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Credit Agreement dated as of September 10, 2008 by and between Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, Arranger and Issuing Lender, the Guarantors named therein and the other Lenders named therein.

99.1	Press Release of the Company, dated September 10, 2008.